JOHN HANCOCK CAPITAL SERIES
                              101 Huntington Avenue
                                Boston, MA 02199


John Hancock Signature Services, Inc.
1 John Hancock Way, Suite 1000
Boston, MA  02217-1000

         Re:  Master Transfer Agency and Service Agreement
              --------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 11.01 of the Amended and Restated Master Transfer Agency and Service Agreement dated as of June 1, 1998 between John Hancock Capital Series (the "Trust") and John Hancock Signature Services, Inc. (the "Transfer Agent"), please be advised that the Trust has established a new series of its shares, namely, John Hancock Large Cap Select Fund (the "Fund"), and please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Amended and Restated Master Transfer Agency and Service Agreement for the Fund in accordance with the fee schedule attached as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedule attached as Exhibit A.


                                             JOHN HANCOCK CAPITAL SERIES
                                             On behalf of
                                             John Hancock Large Cap Select Fund


ATTEST: /s/Susan S. Newton                   By: /s/Maureen R. Ford
        --------------------                     ------------------
        Susan S. Newton                          Maureen R. Ford
        Senior Vice President and                Chairman, President, and CEO
        Secretary

Dated:  August 25, 2003


         We are willing to render transfer agency services to John Hancock Large Cap Select Fund in accordance with the fee schedule attached hereto as Exhibit A.


                                         JOHN HANCOCK SIGNATURE SERVICES, INC.


ATTEST: /s/ Avery P. Maher               By: /s/John Hatch
        -------------------                  -------------
                                             John Hatch, Vice President

Dated:  August 25, 2003